DENTSPLY International
World Headquarters
Susquehanna Commerce Center
221 West Philadelphia Street
York, PA 17405-0872
(717) 849-4273
Fax (717) 849-4760

NEWS	FOR IMMEDIATE RELEASE

For Further Information Contact:

William R. Jellison

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY INTERNATIONAL INC.

REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

-	Fourth quarter net sales increased 11.9% or 11.3%, excluding precious metal content
-	Non-GAAP earnings per share increased 6.7% to $0.48, a record for the fourth quarter
-	Full year operating cash flow increased 7.9% to $362 million

York, PA – February 10, 2010 – DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months and year ended December 31, 2009.

Fourth Quarter Results

Net sales in the fourth quarter of 2009 increased 11.9% to $568.7 million, compared to $508.1 million reported in the fourth quarter of 2008. Net sales, excluding precious metal content, increased 11.3% in the fourth quarter of 2009 over the same period in 2008. Net sales, excluding precious metal content, were favorably impacted by positive internal growth, acquisitions and the benefit of a weakening U.S. dollar during the quarter when compared to the same period last year. Net sales, excluding precious metal content, of dental consumable products and dental specialty products experienced positive internal growth in the period.

Net income attributable to DENTSPLY International for the fourth quarter of 2009 was $74.8 million, or $0.50 per diluted share, compared to $71.0 million, or $0.47 per diluted share, in the fourth quarter of 2008. Net income attributable to DENTSPLY International in the fourth quarter of each of 2009 and 2008 included positive tax adjustments and charges for restructuring, impairments and other related items that on a net basis increased diluted earnings per share by $.02.

Adjusted earnings (excluding tax adjustments, acquisition related activity, and restructuring, impairments and other related items), which constitute a non-GAAP measure, were $72.6 million, or $0.48 per diluted share, in the fourth quarter of 2009. This compares to $67.8 million, or $0.45 per diluted share, in the fourth quarter of 2008, or an increase in earnings per diluted share of 6.7% for the quarter. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided in the attached table.

Bret Wise, Chairman and Chief Executive Officer, said, “We are pleased to report stronger sales and earnings for the fourth quarter, as we are beginning to see the initial signs of recovery in select markets and regions. Despite a difficult market environment in 2009, we are encouraged by the quarter’s record earnings along with strong results in sales and cash flow generation.”

Full Year Results

Net sales for the full year were $2,159.9 million in 2009, compared to $2,193.7 million in 2008. Net sales, excluding precious metal content, were $1,991.2 million essentially the same as in 2008. Net sales, excluding precious metal content, in constant currency increased 2.3% in 2009, including acquisitions. The Company reported positive constant currency growth for the dental specialty products and the dental consumable products for all of 2009.

Net income attributable to DENTSPLY International for 2009 was $274.3 million, or $1.83 per diluted share, compared to $283.9 million, or $1.87 per diluted share in 2008. Net income for the full year of 2008 and 2009 included positive tax adjustments, charges for restructuring, impairments and other related items, and 2008 also included a gain upon the adoption of the provisions for fair value measurement that, on a net basis, reduced earnings per diluted share by $0.01 for each year.

For comparability analysis, net income attributable to DENTSPLY International on a non-GAAP basis was $275.7 million or $1.84 per diluted share for 2009. This compares with $285.5 million, or $1.88 per diluted share, in 2008, a reduction of 2.1%. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided in the attached table.

2009 Results and 2010 Outlook

Bret Wise stated, “As we enter 2010, we are encouraged by the initial signs of improvement in select markets, and anticipate that the global dental market will experience a modest gradual recovery during the year. This expectation, along with the product and geographic balance reflected in our business, has given us the confidence to make additional strategic growth investments, allowing us to build on our momentum in key product areas. Given these developments, as well as the highly volatile currency markets, we believe that we will return to earnings growth this year and are initiating our guidance in the range of $1.90 to $2.00 per diluted share.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, February 11, 2010, at 8:30 a.m. Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. The Conference ID # is 3784858. If you would like to participate in this call, dial (800)533-7954 (for domestic calls) or (785)830-1924 (for international calls). An online rebroadcast will be available to the public following the call at the DENTSPLY website: www.dentsply.com. A replay will also be available for one week following the conference call at (888)203-1112 (for domestic calls) and (719)457-0820 (for international calls), Passcode # 3784858.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring, impairments and other costs, (2) acquisition-related charges, (3) adoption of certain new accounting standards, and (4) income tax-related adjustments.  Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average shares outstanding.  The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operational tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operational tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)

THREE MONTHS ENDED			TWELVE MONTHS ENDED
DECEMBER 31,			DECEMBER 31,
	2009	2008	2009	2008

NET SALES	$568,719	$508,141	$2,159,916	$2,193,723
NET SALES - Ex Precious Metal Content	519,997	467,194	1,991,204	1,993,800

COST OF PRODUCTS SOLD	284,336	237,109	1,048,612	1,041,779

GROSS PROFIT	284,383	271,032	1,111,304	1,151,944
% OF NET SALES	50.0%	53.3%	51.5%	52.5%
% OF NET SALES - Ex Precious Metal Content	54.7%	58.0%	55.8%	57.8%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	180,020	173,569	723,227	739,168
RESTRUCTURING, IMPAIRMENTS AND OTHER COSTS	985	12,153	6,890	32,355

INCOME FROM OPERATIONS	103,378	85,310	381,187	380,421
% OF NET SALES	18.2%	16.8%	17.6%	17.3%
% OF NET SALES - Ex Precious Metal Content	19.9%	18.3%	19.1%	19.1%

NET INTEREST AND OTHER NON OPERATING EXPENSE	3,954	10,576	17,831	25,548
PRE-TAX INCOME	99,424	74,734	363,356	354,873
INCOME TAXES	23,374	4,383	88,944	71,603
NET INCOME	$76,050	$70,351	$274,412	$283,270
% OF NET SALES	13.4%	13.8%	12.7%	12.9%
% OF NET SALES - Ex Precious Metal Content	14.6%	15.1%	13.8%	14.2%

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,216	(644)	154	(599)
NET INCOME ATTRIBUTABLE TO DENTSPLY INTERNATIONAL	$74,834	$70,995	$274,258	$283,869

EARNINGS PER SHARE
-BASIC	$0.51	$0.48	$1.85	$1.90
-DILUTIVE	$0.50	$0.47	$1.83	$1.87

DIVIDENDS PER SHARE	$0.050	$0.050	$0.200	$0.185

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	147,648	148,720	148,319	149,069
-DILUTIVE	150,218	150,234	150,102	151,679

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2009	2008
ASSETS

CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$450,348	$203,991
SHORT TERM INVESTMENTS	37	258
ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET	348,684	319,260
INVENTORIES, NET	291,640	306,125
OTHER CURRENT ASSETS	127,087	120,228
TOTAL CURRENT ASSETS	1,217,796	949,862

PROPERTY,PLANT AND EQUIPMENT, NET	439,619	432,276
IDENTIFIABLE INTANGIBLE ASSETS, NET	89,086	103,718
GOODWILL, NET	1,312,596	1,277,026
OTHER NONCURRENT ASSETS, NET	28,835	67,518

TOTAL ASSETS	$3,087,932	$2,830,400

LIABILITIES AND EQUITY:
CURRENT LIABILITIES	$444,556	$359,962
LONG-TERM DEBT	387,151	423,679
DEFERRED INCOME TAXES	72,524	69,049
OTHER NONCURRENT LIABILITIES	276,743	318,297
TOTAL LIABILITIES	1,180,974	1,170,987

EQUITY	1,832,105	1,587,722
NONCONTROLLING INTERESTS	74,853	71,691

TOTAL LIABILITIES AND EQUITY	$3,087,932	$2,830,400

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:
The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Three Months Ended December 31, 2009		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$103,378	19.9%

Restructuring, Impairments and Other Costs	985	0.2%

Recent Acquisition-Related Activities	115	0.0%

Adjusted Non-GAAP Operating Earnings	$104,478	20.1%

Three Months Ended December 31, 2008		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$85,310	18.3%

Restructuring, Impairments and Other Costs	9,867	2.1%

In-process Research & Development from Acquisitions	2,286	0.5%

Adjusted Non-GAAP Operating Earnings	$97,463	20.9%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:
The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended December 31, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$74,834	$0.50

Restructuring, Impairments and Other Costs, Net of Tax and
Non-Controlling Interests	1,051	0.00

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	60	0.00

Income Tax Related Adjustments	(3,348)	(0.02)

Adjusted Non-GAAP Earnings	$72,597	$0.48

Three Months Ended December 31, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$70,995	$0.47

Restructuring, Impairments and Other Costs, Net of Tax and
Non-Controlling Interests	6,344	0.04

In-process Research & Development from Acquisitions, Net of Tax and
Non-Controlling Interests	994	0.01

Income Tax Related Adjustments	(10,541)	(0.07)

Adjusted Non-GAAP Earnings	$67,792	$0.45

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:
The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended December 31, 2009
			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$99,424	$(23,374)	23.5%

Restructuring, Impairments and Other Costs	985	(262)

Recent Acquisition-Related Activities	115	(15)

Income Tax Related Adjustments		(3,348)

As Adjusted - Non-GAAP Operating Results	$100,524	$(26,999)	26.9%

Three Months Ended December 31, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$74,734	$(4,383)	5.9%

Restructuring, Impairments and Other Costs	10,530	(3,524)

In-process Research & Development from Acquisitions	1,623	(629)

Income Tax Related Adjustments		(10,541)

As Adjusted - Non-GAAP Operating Results	$86,887	$(19,077)	22.0%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:
The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2009		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$381,187	19.1%

Restructuring, Impairments and Other Costs	6,890	0.3%

Recent Acquisition-Related Activities	4,134	0.3%

Adjusted Non-GAAP Operating Earnings	$392,211	19.7%

Twelve Months Ended December 31, 2008		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$380,421	19.1%

Restructuring, Impairments and Other Costs	30,069	1.5%

In-process Research & Development from Acquisitions	2,286	0.1%

Adjusted Non-GAAP Operating Earnings	$412,776	20.7%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:
The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$274,258	$1.83

Restructuring, Impairments and Other Costs, Net of Tax and
Non-Controlling Interests	5,075	0.03

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	1,830	0.01

Income Tax Related Adjustments	(5,423)	(0.03)

Adjusted Non-GAAP Earnings	$275,740	$1.84

Twelve Months Ended December 31, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$283,869	$1.87

Provisions for Fair Value Measurement, Net of Tax and
Non-Controlling Interests	(1,129)	(0.01)

Restructuring, Impairments and Other Costs, Net of Tax and
Non-Controlling Interests	18,776	0.12

In-process Research & Development from Acquisitions, Net of Tax and
Non-Controlling Interests	994	0.01

Income Tax Related Adjustments
	(17,055)	(0.11)

Adjusted Non-GAAP Earnings	$285,455	$1.88

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:
The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP operational tax rate.

Twelve Months Ended December 31, 2009			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$363,356	$(88,944)	24.5%

Restructuring, Impairments and Other Costs	6,890	(2,268)

Recent Acquisition-Related Activities	4,135	(1,085)

Income Tax Related Adjustments		(5,423)

As Adjusted - Non-GAAP Operating Results	$374,381	$(97,720)	26.1%

Twelve Months Ended December 31, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$354,873	$(71,603)	20.2%

Provisions for Fair Value Measurement	(1,839)	710

Restructuring, Impairments and Other Costs	30,732	(11,294)

In-process Research & Development from Acquisitions	1,623	(629)

Income Tax Related Adjustments		(17,055)

As Adjusted - Non-GAAP Operating Results	$385,389	$(99,871)	25.9%